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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Voice Diary Inc. on Form SB-2 of our report dated March 26, 2003 (which report includes an explanatory paragraph related to Voice Diary Inc.'s ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu
May 14, 2003



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